UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2005, Greater Bay Bancorp (the “Company”) entered into a 3-Year Revolving Credit Agreement (the “Agreement”) with Wells Fargo Bank, National Association, and the Initial Lenders thereto (as defined in the Agreement). This facility replaces the Company’s former 364-day revolving line of credit. Under the Agreement, the Company may borrow up to $60 million on an unsecured basis at the rates and on the terms described in the Agreement.

Item 9.01 Financial Statements and Exhibits

10.1	3-Year Revolving Credit Agreement, dated as of March 14, 2005, by and among Greater Bay Bancorp, Wells Fargo Bank, National Association and the Initial Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: March 17, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

Exhibit Index

10.1	3-Year Revolving Credit Agreement, dated as of March 14, 2005, by and among Greater Bay Bancorp, Wells Fargo Bank, National Association and the Initial Lenders